Exhibit 2.4

CERTIFICATE OF DESIGNATION

of

SPECIAL 2020 SERIES A PREFERRED STOCK

of

RODEDAWG INTERNATIONAL INDUSTRIES, INC.

(Pursuant to NRS 78.1955)

RODEDAWG INTERNATIONAL INDUSTRIES, INC., a Nevada corporation (hereinafter called the “Corporation”), hereby certifies that the following resolution was adopted by International Ventures Society, LLC. (the “Custodian”), the court appointed custodian of the Corporation pursuant to the Order Granting Application for Appointment of International Ventures Society, LLC. as Custodian of RODEDAWG INTERNATIONAL INDUSTRIES, INC., LTD., granted in the District Court, Clark County Nevada, case no A-20- 822403-P on November 18, 2020 (the “Order”).

RESOLVED, that pursuant to the authority granted to and vested in the Custodian in accordance with the provisions of the certificate of incorporation of the Corporation, as currently in effect, and the Order, the Custodian hereby fixes the relative rights, preferences, and limitations of the Corporation’s Special 2020 Series A Preferred Stock as follows:

Special 2020 Series A Preferred Stock

Section 1. Designation and Amount. The designation of this class of capital stock shall be “Special 2020 Series A Preferred”, par value $.001 per share (the “2020 Series A Preferred Stock”). The number of authorized shares of 2020 Series A Preferred Stock is one (1) share.

Section 2. Voting Rights. Except as otherwise required by law, the holder of the share of 2020 Series A Preferred Stock shall have the following rights:

(a)       Number of Votes; Voting with Common Stock. Except as provided by Nevada statutes or Section 2(b) below), the holder of the 2020 Series A Preferred Stock shall vote together with the holders of preferred stock (including on an as converted basis), par value $0.001, and common stock, par value $0.001 per share, of the Corporation (the “Common Stock”) as a single class. The 2020 Series A Preferred Stock stockholder is entitled to 60% of all votes (including, but not limited to, common stock, and preferred stock (including on an as converted basis)) entitled to vote at each meeting of stockholders of the Corporation (and written actions of stockholders in lieu of meetings) with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration. The 2020 Series A Preferred Stock shall not be divided into fractional shares.

(b)       Adverse Effects. The Corporation shall not amend, alter or repeal the preferences, rights, powers or other terms of the 2020 Series A Preferred Stock so as to affect adversely the 2020 Series A Preferred Stock or the holder thereof without the written consent or affirmative vote of the holder of the 2020 Series A Preferred Stock given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class.

Section 3. Conversion into common shares. The share of 2020 Series A Preferred Stock shall convert into common shares at a conversion rate of 1 preferred share to 200,000,000 common shares. The holder of the 2020 Series A Preferred Stock can affect the conversion at any time. The conversion in to common is a right and conversion is not required.

Section 4. Dividends, Liquidation. The share of 2020 Series A Preferred Stock shall not be entitled to any dividends in respect thereof, and shall not participate in any proceeds available to the Corporation’s shareholders upon the liquidation, dissolution or winding up of the Corporation.

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Section 5. No Impairment. The Corporation shall not intentionally take any action which would impair the rights and privileges of the 2020 Series A Preferred Stock set forth herein or the rights of the holder thereof. The Corporation will not, by amendment of its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions herein and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of the 2020 Series A Preferred Stock against impairment.

Section 6. Replacement Certificate. In the event that the holder of the 2020 Series A Preferred Stock notifies the Corporation that the stock certificate evidencing the share of 2020 Series A Preferred Stock has been lost, stolen, destroyed or mutilated, the Corporation shall issue a replacement stock certificate evidencing the 2020 Series A Preferred Stock identical in tenor and date to the original stock certificate evidencing the 2020 Series A Preferred Stock, provided that the holder executes and delivers to the Corporation an affidavit of lost stock certificate and an agreement reasonably satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such 2020 Series A Preferred Stock certificate.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be duly executed by an officer thereunto duly authorized this 18th day of November, 2020.

RODEDAWG INTERNATIONAL INDUSTRIES, INC.

By: International Ventures Society, LLC., its Custodian

By: /s/ Kelani Long

Name: Kelani Long

Its: President

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RODEDAWG INTERNATIONAL INDUSTRIES, INC.

RESOLUTION OF INTERNATIONAL VENTURES SOCIETY, LLC.

AS COURT APPOINTED CUSTODIAN

The undersigned, being the Court-appointed custodian of RODEDAWG INTERNATIONAL INDUSTRIES, INC., a Nevada corporation (the "Corporation"), acting in accordance with Section 78.347 of the Nevada Revised Statutes, hereby consents to the adoption of the following resolutions:

Certificate of Amendment

Dated: November 18, 2020

WHEREAS, in accordance with the Section 78.347 of the Nevada Revised Statutes, International Ventures Society, LLC. a Nevada limited liability company, was appointed Custodian of the Corporation pursuant to an Order of District Court of Clark County, Nevada, case no. A-20-822403-P on November 18, 2020 (the “Order”)(the “Custodian”)(See Exhibit A);

WHEREAS, pursuant to Section 78.347 of the Nevada Revised Statutes Order, the Custodian is authorized to take any actions on behalf of the Corporation that are reasonable, prudent, or for the benefit of the Corporation;

WHEREAS, the Custodian deems it to be in the best interest of the Corporation and its stockholders to adopt the following resolutions;

Pursuant to the Nevada Statutes (the “Statutes”), the Articles of Incorporation of RODEDAWG INTERNATIONAL INDUSTRIES, INC.

. (the “Corporation”), are amended as follows:

The undersigned President and Secretary of the Corporation, does hereby certify:

WHEREAS, On November 18, 2020 at 5pm, at a special meeting of the Board of Directors, the Board of Directors of the Company, unanimously consented to the following resolutions;

WHEREAS, that the following amendments to the Articles of Incorporation were duly adopted.

NOW, THEREFORE:

RESOLVED, that the appropriate article shall be amended to allow the creation of a new class of preferred shares. The new class shall be called the Special 2020 Series A Preferred Shares.

RESOLVED, that the Special 2020 Series A Preferred Shares shall have the following designation:

Section 1. Designation and Amount. The designation of this class of capital stock shall be “Special 2020 Series A Preferred”, par value $.001 per share (the “2020 Series A Preferred Stock”). The number of authorized shares of 2020 Series A Preferred Stock is one

(1) share.

Section 2. Voting Rights. Except as otherwise required by law, the holder of the share of 2020 Series A Preferred Stock shall have the following rights:

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(a)       Number of Votes; Voting with Common Stock. Except as provided by Nevada statutes or Section 2(b) below), the holder of the 2020 Series A Preferred Stock shall vote together with the holders of preferred stock (including on an as converted basis), par value $0.001, and common stock, par value $0.001 per share, of the Corporation (the “Common Stock”) as a single class. The 2020 Series A Preferred Stock stockholder is entitled to 60% of all votes (including, but not limited to, common stock, and preferred stock (including on an as converted basis)) entitled to vote at each meeting of stockholders of the Corporation (and written actions of stockholders in lieu of meetings) with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration. The 2020 Series A Preferred Stock shall not be divided into fractional shares.

(b)       Adverse Effects. The Corporation shall not amend, alter or repeal the preferences, rights, powers or other terms of the 2020 Series A Preferred Stock so as to affect adversely the 2020 Series A Preferred Stock or the holder thereof without the written consent or affirmative vote of the holder of the 2020 Series A Preferred Stock given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class.

Section 3. Conversion into common shares. The share of 2020 Series A Preferred Stock shall convert into common shares at a conversion rate of 1 preferred to 200,000,000 common shares. The holder of the 2020 Series A Preferred Stock can affect the conversion at any time. The conversion in to common is a right and conversion is not required.

Section 4. Dividends, Liquidation. The share of 2020 Series A Preferred Stock shall not be entitled to any dividends in respect thereof, and shall not participate in any proceeds available to the Corporation’s shareholders upon the liquidation, dissolution or winding up of the Corporation.

Section 5. No Impairment. The Corporation shall not intentionally take any action which would impair the rights and privileges of the 2020 Series A Preferred Stock set forth herein or the rights of the holder thereof. The Corporation will not, by amendment of its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions herein and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of the 2020 Series A Preferred Stock against impairment.

Section 6. Replacement Certificate. In the event that the holder of the 2020 Series A Preferred Stock notifies the Corporation that the stock certificate evidencing the share of 2020 Series A Preferred Stock has been lost, stolen, destroyed or mutilated, the Corporation shall issue a replacement stock certificate evidencing the 2020 Series A Preferred Stock identical in tenor and date to the original stock certificate evidencing the 2020 Series A Preferred Stock, provided that the holder executes and delivers to the Corporation an affidavit of lost stock certificate and an agreement reasonably satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such 2020 Series A Preferred Stock certificate.

Consent

WHEREFORE, this Consent shall have the same force and effect as a majority vote cast at a meeting of the shareholders duly called, noticed, convened and held in accordance with the law, the Articles of Incorporation, and the Bylaws of the Corporation.

Effective date: November 18, 2020

INTERNATIONAL VENTURES SOCIETY, LLC a Nevada limited liability company

As Court-Appointed Custodian for RODEDAWG INTERNATIONAL INDUSTRIES, INC., a Nevada corporation

/s/ Kelani Long

By: Kelani Long

Its: Managing Member

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